MARCUS & MILLICHAP, INC. REPORTS RESULTS FOR
FIRST QUARTER 2025

Revenue growth of 12.3% in the First Quarter 2025 compared to First Quarter 2024.

CALABASAS, Calif., May 7, 2025 -- (BUSINESS WIRE) -- Marcus & Millichap, Inc. (the “Company”, “Marcus & Millichap”, or “MMI”) (NYSE: MMI), a leading national real estate services firm specializing in commercial real estate investment sales, financing, research and advisory services, reported its first quarter financial results today.
First Quarter 2025 Highlights Compared to First Quarter 2024
•Total revenue of $145.0 million, compared to $129.1 million
•Brokerage commissions of $123.6 million, compared to $109.5 million
•Private Client Market brokerage revenue of $77.7 million, compared to $73.2 million
•Middle Market and Larger Transaction Market brokerage revenue of $40.9 million, compared to $31.5 million
•Financing fees of $18.1 million, compared to $14.4 million
•Net loss of $4.4 million, or $0.11 per common share, diluted, compared to net loss of $10.0 million, or $0.26 per common share, diluted
•Adjusted EBITDA1 of $(8.7) million, compared to $(10.1) million

“We are pleased to report an improved first quarter, reflecting our strategic focus and ability to execute despite persistent headwinds across the sector,” said Hessam Nadji, president and chief executive officer of Marcus & Millichap. “Our performance was driven by the continued expansion of our exclusive inventory, narrowing of the bid/ask spread as prices continue to adjust and our targeted investments in top talent and business development.”

Mr. Nadji continued, “Looking forward, some uncertainty has crept back into the market spurred by trade policy and its possible impact on inflation and job growth; however, we continue to see strong capital demand seeking the right asset pricing to compensate for the elevated risks. Real estate fundamentals remain healthy with further support coming from an overall reduction in new construction. For MMI, enhancing client value, investing in experienced talent and deploying tools that increase the productivity of our existing sales force remain top focuses. We have successfully navigated market cycles before, and we are confident in our proven ability to capture greater market share and create long-term value for our clients and shareholders.”
1 Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

First Quarter 2025 Results Compared to First Quarter 2024
Total revenue for the first quarter 2025 was $145.0 million, an increase of 12.3%, compared to $129.1 million for the same period in the prior year.

For real estate brokerage commissions, revenue was $123.6 million, an increase of 12.9% compared to the same period in the prior year. The increase was primarily attributed to a 17.6% increase in total sales volume, partially offset by a seven basis point decrease in the average commission rate earned compared to the first quarter 2024, caused by the shift in the proportion of transactions to the Middle Market and Larger Transaction Market from the Private Client Market, as Middle Market and Larger Transaction Markets typically earn lower commission rates. Private Client Market revenue increased by 6.2%, and the combined Middle Market and Larger Transaction Market revenue increased by 29.6%.

For financing fees, revenue was $18.1 million, an increase of 25.7% compared to the same period in the prior year. The increase was primarily attributed to a 16.1% increase in total financing volume and an eight basis point increase in the average fee rate compared to the first quarter of 2024.

Total operating expenses for the first quarter 2025 were $162.7 million, compared to $149.2 million for the same period in the prior year. The change was primarily due to an increase of $11.5 million in cost of services and a $2.6 million increase in selling, general and administrative expenses. Cost of services as a percentage of total revenue increased by 140 basis points to 60.9% compared to the same period during the prior year.

Selling, general and administrative expenses for the first quarter 2025 were $71.6 million, compared to $68.9 million for the same period in the prior year. The increase was primarily due to (i) an increase in compensation-related costs and (ii) increased investment in business development, marketing and other support related to the long-term talent acquisition and retention of our investment sales and financing professionals.

Net loss for the first quarter 2025 was $4.4 million, or $0.11 per common share, diluted, compared to a net loss of $10.0 million, or $0.26 per common share, diluted, for the same period in the prior year. Adjusted EBITDA for the first quarter 2025 increased by $1.3 million.
Capital Allocation
On February 6, 2025, the Board of Directors declared a semi-annual regular dividend of $0.25 per share, which was paid on April 4, 2025, to stockholders of record at the close of business on March 12, 2025.

During the three months ended March 31, 2025, the Company repurchased 12,538 shares of common stock at an average price of $33.89 per share for a total price of $0.4 million. Since August 2022, the Company has repurchased and retired 2,153,960 shares of common stock at an average price of $32.25 per share for a total price of $69.5 million.

After accounting for shares repurchased through May 2, 2025, Marcus & Millichap has approximately $65.5 million available to repurchase shares under its program. No time limit has been established for the completion of the program, and the repurchases are expected to be executed from time-to-time, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans, subject to general business and market conditions and other investment opportunities.
Business Outlook
Notwithstanding the ongoing price discovery and wider than normal bid/ask spreads, the commercial real estate transaction market is poised to overcome the near-term challenges which are currently expected to extend through 2025. Accordingly, the Company believes it remains well-positioned to achieve long-term growth.

The Company benefits from its experienced management team, infrastructure investments, industry-leading market research and proprietary technology. The size and fragmentation of the Private Client Market continues to offer long-term growth opportunities through consolidation. This highly fragmented market segment consistently accounts for over 80% of all U.S. commercial property transactions and over 60% of the commission pool. The top 10 brokerage firms led by MMI had an estimated 19% share of this segment by transaction count in 2024.

Key factors that may influence the Company’s business during the remainder of 2025 include:
•Volatility in transactional activity and investor sentiment driven by:
•The elevated and still volatile cost of debt capital
•Interest rate uncertainty, the potential for rising inflation and the heightened bid-ask spread between buyers and sellers
•Risks of a potential recession and its unfavorable impact to commercial real estate space demand
•Possible impact to market sentiment related to the new U.S. presidential administration’s tariff, immigration and other policy changes which may influence transaction velocity and/or future fluctuations in interest rates, sales and financing activity
•Increases in operating expenses driven by labor costs, insurance, taxes and construction materials
•Volatility in the markets in which the Company operates
•Increases in costs related to in-person events, client meetings, and conferences
•Global geopolitical uncertainty, which may cause investors to refrain from transacting
•The potential for acquisition activity and subsequent integration
Webcast and Call Information
Marcus & Millichap will host a live webcast today to discuss the financial results at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time. The webcast will be accessible through the Investor Relations section of Marcus & Millichap's website at ir.marcusmillichap.com and will be archived upon completion of the call. The Company encourages the use of the webcast due to potential extended wait times to access the conference call via dial-in.

For those unable to access the webcast, callers from the United States and Canada should dial 1-877-407-9208 ten minutes prior to the scheduled call time. International callers should dial 1-201-493-6784.
Replay Information
For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 1:30 p.m. Eastern Time on Wednesday, May 7, 2025 through 11:59 p.m. Eastern Time on Wednesday, May 21, 2025 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13752164.
About Marcus & Millichap, Inc.
Marcus & Millichap, Inc. is a leading national real estate services firm specializing in commercial real estate investment sales, financing services, research and advisory services. As of March 31, 2025, the Company had 1,668 investment sales and financing professionals in more than 80 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory services to its clients. Marcus & Millichap, Inc. closed 1,706 transactions during the three months ended March 31, 2025, with a sales volume of $9.4 billion. For additional information, please visit www.MarcusMillichap.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements, including our expectations regarding the long-term outlook of the commercial real estate transaction market, and our positioning within it, our belief relating to the Company’s long-term growth, our assessment of the key factors influencing the Company’s business outlook, including the expectation for future interest rate cuts or rising inflation and likely impact of such cuts or inflation on commercial real estate demand, and the execution of our capital return program, including a semi-annual dividend and stock repurchase program. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:
•general uncertainty in the capital markets, a worsening of economic conditions, and the rate and pace of economic recovery following an economic downturn;
•changes in our business operations;
•market trends in the commercial real estate market or the general economy, including the impact of inflation and changes to interest rates;
•our ability to attract and retain qualified senior executives, managers, and investment sales and financing professionals;
•the impact of forgivable loans and related expense resulting from the recruitment and retention of agents;
•the effects of increased competition on our business;
•our ability to successfully enter new markets or increase our market share;
•our ability to successfully expand our services and businesses and to manage any such expansions;
•our ability to retain existing clients and develop new clients;
•our ability to keep pace with changes in technology;
•any business interruption or technology failure, including cybersecurity risks and ransomware attacks, and any related impact on our reputation;
•changes in interest rates, availability of capital, tax laws, tariffs and trade regulations, executive orders, employment laws, or other government regulation affecting our business;
•our ability to successfully identify, negotiate, execute, and integrate accretive acquisitions; and
•other risk factors included under “Risk Factors” in our most recent Annual Report on Form 10-K.

In addition, in this release, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “goal,” “expect,” “predict,” “potential,” “should,” and similar expressions, as they relate to our Company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this release. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We have not filed our Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2025. As a result, all financial results described in this release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Q.

MARCUS & MILLICHAP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Real estate brokerage commissions	$123,622	$109,475
Financing fees	18,130	14,427
Other revenue	3,286	5,202
Total revenue	145,038	129,104
Operating expenses:
Cost of services	88,348	76,868
Selling, general and administrative	71,552	68,916
Depreciation and amortization	2,849	3,422
Total operating expenses	162,749	149,206
Operating loss	(17,711)	(20,102)
Other income, net	3,979	5,568
Interest expense	(187)	(199)
Loss before benefit for income taxes	(13,919)	(14,733)
Benefit for income taxes	(9,497)	(4,746)
Net loss	$(4,422)	$(9,987)

Net loss per share:
Basic	$(0.11)	$(0.26)
Diluted	$(0.11)	$(0.26)
Weighted average common shares outstanding:
Basic	38,930	38,447
Diluted	38,930	38,447

MARCUS & MILLICHAP, INC.
KEY OPERATING METRICS SUMMARY
(Unaudited)

Total sales volume was approximately $9.4 billion for the three months ended March 31, 2025, encompassing 1,706 transactions consisting of $6.7 billion for real estate brokerage (1,175 transactions), $1.9 billion for financing (337 transactions) and $0.8 billion in other transactions, including consulting and advisory services (194 transactions). As of March 31, 2025, the Company had 1,568 investment sales professionals and 100 financing professionals. Key metrics for real estate brokerage and financing activities (excluding other transactions) are as follows:

	Three Months Ended March 31,
Real Estate Brokerage	2025	2024
Average Number of Investment Sales Professionals	1,578	1,638
Average Number of Transactions per Investment Sales Professional	0.74	0.67
Average Commission per Transaction	$105,210	$99,343
Average Commission Rate	1.86%	1.93%
Average Transaction Size (in thousands)	$5,668	$5,137
Total Number of Transactions	1,175	1,102
Total Sales Volume (in millions)	$6,659	$5,661

	Three Months Ended March 31,
Financing (1)	2025	2024
Average Number of Financing Professionals	102	99
Average Number of Transactions per Financing Professional	3.30	2.36
Average Fee per Transaction	$42,702	$47,178
Average Fee Rate	0.75%	0.67%
Average Transaction Size (in thousands)	$5,721	$7,094
Total Number of Transactions	337	234
Total Financing Volume (in millions)	$1,928	$1,660
(1)Operating metrics exclude certain financing fees not directly associated to transactions.

The following table sets forth the number of transactions, sales volume and revenue by commercial real estate market segment for real estate brokerage:

	Three Months Ended March 31,
	2025			2024			Change
Real Estate Brokerage	Number	Volume	Revenue	Number	Volume	Revenue	Number	Volume	Revenue
		(in millions)	(in thousands)		(in millions)	(in thousands)		(in millions)	(in thousands)
<$1 million	199	$123	$5,026	186	$103	$4,764	13	$20	$262
Private Client Market ($1 – <$10 million)	832	2,688	77,705	808	2,590	73,163	24	98	4,542
Middle Market ($10 – <$20 million)	85	1,202	20,889	59	802	15,093	26	400	5,796
Larger Transaction Market (≥$20 million)	59	2,646	20,003	49	2,166	16,455	10	$480	$3,548
	1,175	$6,659	$123,623	1,102	$5,661	$109,475	73	$998	$14,148

MARCUS & MILLICHAP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for shares and par value)

	March 31, 2025 (unaudited)	December 31, 2024
Assets
Current assets:
Cash, cash equivalents, and restricted cash (restricted cash of $10,675 and $10,678 at March 31, 2025 and December 31, 2024, respectively)	$149,704	$153,445
Commissions receivable	13,468	18,804
Prepaid expenses	7,422	9,311
Income tax receivable	6,050	6,030
Marketable debt securities, available-for-sale (amortized cost of $119,432 and $189,667 at March 31, 2025 and December 31, 2024, respectively, and $0 allowance for credit losses)	119,381	189,667
Advances and loans, net	15,515	17,519
Other assets, current	13,563	15,543
Total current assets	325,103	410,319
Property and equipment, net	24,864	26,139
Operating lease right-of-use assets, net	80,712	81,120
Marketable debt securities, available-for-sale (amortized cost of $61,827 and $52,366 at March 31, 2025 and December 31, 2024, respectively, and $0 allowance for credit losses)	61,113	51,147
Assets held in rabbi trust	11,995	12,191
Deferred tax assets, net	57,468	48,080
Goodwill and other intangible assets, net	42,966	43,521
Advances and loans, net	173,933	173,657
Other assets, non-current	23,870	23,626
Total assets	$802,024	$869,800
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$9,573	$13,737
Deferred compensation and commissions	29,523	67,197
Operating lease liabilities	18,789	18,522
Accrued bonuses and other employee related expenses	10,774	25,485
Other liabilities, current	17,588	8,076
Total current liabilities	86,247	133,017
Deferred compensation and commissions	26,160	33,257
Operating lease liabilities	65,152	65,701
Other liabilities, non-current	6,912	7,007
Total liabilities	184,471	238,982
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares – 25,000,000; issued and outstanding shares – none at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value:
Authorized shares – 150,000,000; issued and outstanding shares – 39,138,040 and 38,856,790 at March 31, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	174,799	173,340
Retained earnings	443,830	458,907
Accumulated other comprehensive loss	(1,080)	(1,433)
Total stockholders’ equity	617,553	630,818
Total liabilities and stockholders’ equity	$802,024	$869,800

MARCUS & MILLICHAP, INC.
OTHER INFORMATION
(Unaudited)

Adjusted EBITDA Reconciliation
Adjusted EBITDA, which the Company defines as net loss before (i) interest income and other, including net realized gains (losses) on marketable debt securities, available-for-sale and cash, cash equivalents, and restricted cash, (ii) interest expense, (iii) benefit for income taxes, (iv) depreciation and amortization, and (v) stock-based compensation. The Company uses Adjusted EBITDA in its business operations to evaluate the performance of its business, develop budgets and measure its performance against those budgets, among other things. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as a supplemental metric and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. generally accepted accounting principles (“U.S. GAAP”). The Company finds Adjusted EBITDA to be a useful management metric to assist in evaluating performance, because Adjusted EBITDA eliminates items related to capital structure, taxes and non-cash items. Considering the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its U.S. GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net loss, operating loss or any other measures calculated in accordance with U.S. GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

A reconciliation of the most directly comparable U.S. GAAP financial measure, net loss, to Adjusted EBITDA is as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss	$(4,422)	$(9,987)
Adjustments:
Interest income and other(1)	(4,038)	(4,765)
Interest expense	187	199
Benefit for income taxes	(9,497)	(4,746)
Depreciation and amortization	2,849	3,422
Stock-based compensation	6,179	5,795
Adjusted EBITDA	$(8,742)	$(10,082)
(1)Other includes net realized gains (losses) on marketable debt securities, available-for-sale.
Glossary of Terms
•Private Client Market: transactions with values from $1 million to up to but less than $10 million
•Middle Market: transactions with values from $10 million to up to but less than $20 million
•Larger Transaction Market: transactions with values of $20 million and above
•Acquisitions: acquisition of businesses accounted for as a business combination in accordance with generally accepted accounting standards

Certain Adjusted Metrics
Real Estate Brokerage
Following are actual and as adjusted metrics excluding any large transactions in our real estate brokerage business in excess of $300 million:

	Three Months Ended March 31, 2025
	(actual)	(as adjusted)
Total Sales Volume Increase	17.6%	17.6%
Average Commission Rate Decrease	(3.6)%	(3.6)%
Average Transaction Size Increase	10.3%	10.3%

Investor Relations Contact:
Investor Relations
InvestorRelations@marcusmillichap.com